SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 11, 2005

INTERMET CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-13787	58-1563873
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5445 Corporate Drive, Suite 200, Troy, Michigan	48098-2683
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:        (248) 952-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01:  REGULATION FD DISCLOSURE

        On September 29, 2004, INTERMET Corporation (“INTERMET”) and 17 of its domestic subsidiaries filed voluntary petitions in the U.S. Bankruptcy Court for the Eastern District of Michigan seeking relief under chapter 11 of the United States Bankruptcy Code. As previously disclosed, INTERMET engaged an independent financial consultant to evaluate the carrying value of its fixed assets at each of its plants and the carrying value of the goodwill of INTERMET on a consolidated basis. Based on that evaluation, INTERMET anticipates that its consolidated balance sheet for the third quarter ended September 30, 2004 will reflect the impairment of goodwill in the amount of $165.9 million and the impairment of certain fixed assets in an amount to be determined. The impairment of goodwill is anticipated to result in a net deficit (negative shareholders equity) of approximately $50.2 million, which is expected to be further adjusted pending the anticipated impairment of certain fixed assets.

        INTERMET is continuing to work diligently to prepare those portions of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 that have not yet been filed with the SEC, including the third quarter balance sheet discussed above. INTERMET will file an amended Form 10-Q with this information as soon as possible following review by its independent auditors.

        This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The word “anticipates”, “anticipated”, “expected” and similar expressions identify forward-looking statements. These statements are not guarantees of future performance but instead involve various risks and uncertainties. INTERMET’s actual results may differ materially from those suggested by its forward-looking statements due to factors such as: the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; the high cost of scrap steel and the possibility that scrap steel costs will remain at high levels or continue to increase, which would have further negative effects on INTERMET’s profitability, cash flow, liquidity and ability to borrow under its DIP credit facility; fluctuations in the cost of other raw materials, including the cost of energy, aluminum, zinc, magnesium and alloys, and INTERMET’s ability, if any, to pass those costs on to its customers; pricing practices of INTERMET’s customers, including changes in their payment terms resulting from the discontinuation of early payment programs and continuing demands for price concessions as a condition to retaining current business or obtaining new business, and the negative effect that price concessions have on profit margins; changes in procurement practices and policies of INTERMET’s customers for automotive components, including the risk of the loss of major customers or the loss of current or prospective vehicle programs as a result of INTERMET’s financial condition and prospects (or otherwise); possible inability to close unprofitable plants or to transfer work from one plant to another because of the related costs or customer requirements; general economic conditions, including any downturn in the markets in which INTERMET operates; fluctuations in automobile and light and heavy truck production, which directly affect demand for INTERMET’s products; deterioration in the market share of any of INTERMET’s major customers; fluctuations in foreign currency exchange rates; work stoppages or other labor disputes that could disrupt production at INTERMET’s facilities or those of its customers; continuing changes in environmental regulations to which INTERMET is subject, and the costs INTERMET will incur in meeting more stringent regulations; factors or presently unknown circumstances that may result in impairment of INTERMET’s assets, including further write-downs of its goodwill; and other risks as detailed from time to time in INTERMET’s periodic SEC reports.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMET CORPORATION
February 11, 2005	By: /s/ Alan J. Miller
Alan J. Miller
Vice President, General Counsel and
Assistant Secretary

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